Exhibit 10.1

VOTING AGREEMENT

VOTING AGREEMENT, dated as of April 18, 2005 (this “Agreement”), among Orphan Medical, Inc., a Delaware corporation (the “Company”), Jazz Pharmaceuticals, Inc., a Delaware corporation (“Buyer”), Twist Merger Sub, Inc., a Delaware corporation (“Sub”), and certain stockholders of the Company whose names appear on Schedule I hereto (each a “Stockholder” and collectively, the “Stockholders”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company, Buyer and Sub are entering into a Merger Agreement (as such agreement may hereafter be amended from time to time, the “Merger Agreement”), which provides for, upon the terms and subject to the conditions set forth therein, the merger of a Sub with and into the Company (as set forth in the Merger Agreement) in exchange for a cash payment for all of the issued and outstanding shares of capital stock of the Company (the “Merger”);

WHEREAS, as of the date hereof, each Stockholder beneficially owns (as such term is defined pursuant to Rule 13d-3(a) promulgated under the Exchange Act) the number of shares and/or warrants to purchase the number of shares of Senior Convertible Preferred Stock, $0.01 par value per share (the “Senior Preferred Stock”), Series B Convertible Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”), Series C Convertible Preferred Stock, $0.01 par value per share (the “Series C Preferred Stock”) and Series D Non-Voting Convertible Preferred Stock, $0.01 par value per share (the “Series D Preferred Stock,” together with the Senior Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, the “Company Preferred Stock”), and Common Stock, $0.01 par value per share (“Company Common Stock” and, together with Company Preferred Stock, the “Company Capital Shares”), of the Company set forth opposite such Stockholder’s name on Schedule I hereto (all such shares so owned and for which beneficial ownership may hereafter be acquired by such Stockholder prior to the termination of this Agreement, whether upon the exercise of options, conversion of convertible securities, exercise of warrants or by means of purchase, dividend, distribution or otherwise, being referred to herein as such Stockholder’s Subject Shares);

WHEREAS, approval of the Merger Agreement by (i) the holders of a majority of the issued and outstanding shares of Company Common Stock voting together with the holders of the Senior Preferred Stock voting on an as converted basis and (ii) the holders of a majority of the issued and outstanding shares of Senior Preferred Stock, voting as a separate class, is required in order to consummate the transactions contemplated by the Merger Agreement;

WHEREAS, as a condition to the willingness of Buyer to enter into the Merger Agreement, Buyer has requested that each Stockholder enter into this Agreement; and

WHEREAS, in order to induce Buyer to enter into the Merger Agreement, each of the Stockholders is willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Buyer, Sub, the Company and the Stockholders hereby agree as follows:

ARTICLE I.

DEFINITIONS

Certain capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.  Unless the context otherwise requires, such terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined.

ARTICLE II.

VOTING OF SHARES

SECTION 2.1.                       Agreement to Vote.  From the date hereof until the termination of this Agreement pursuant to Section 4.1 hereof (the “Term”), at every time as the Company convenes a meeting of or otherwise seeks a vote of, the Company’s stockholders for the purpose of approving the Merger, each of the Stockholders hereby agrees to vote, or cause to be voted, to the extent not voted by Buyer as appointed by the Proxy, all of Stockholder’s Subject Shares:

(a)  in favor of the approval and adoption of the Merger Agreement and the approval of the Merger and the transactions contemplated by the Merger Agreement;

(b)  against approval of any proposal made in opposition to, or in competition with, the Merger and the transactions contemplated by the Merger Agreement; and

(c)  against any actions (other than those actions that relate to the Merger and the transactions contemplated by the Merger Agreement) that are intended to, or could be reasonably expected to, impair the ability of the Company to consummate the Merger or otherwise impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger in accordance with the terms of the Merger Agreement.

Each Stockholder further agrees not to enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with or violative of the terms of this Section 2.1.

SECTION 2.2.                       Proxy; Reliance.  Each Stockholder hereby constitutes and appoints Buyer, acting through each of Matt Fust and Carol Gamble, each with the power to act alone and with full power of substitution and resubstitution, at any time during the Term, as its true and lawful attorneys-in-fact and proxies (its “Proxy”), for and in its name, place and stead, to vote such Stockholder’s Subject Shares as its Proxy, at every annual, special, adjourned or postponed meeting of the stockholders of the Company called for purposes of considering whether to approve the Merger Agreement or any of the other transactions or matters contemplated by, or directly or indirectly affecting, the Merger Agreement or to execute a written consent of stockholders in lieu of any such meeting.  Each Stockholder understands and acknowledges that Buyer and Sub have entered into the Purchase Agreement in reliance upon each Stockholder’s execution and delivery of this Agreement.  The parties agree that by reason of the Merger Agreement, the Proxy is a proxy coupled with an interest.  At Buyer’s request, each Stockholder will perform such further acts and execute such further documents as may be required to vest in Buyer or its Representatives the sole power to vote Stockholder’s Subject Shares with respect to the matters set forth in Section 2.1 during the Term in accordance with the terms of this Agreement.

THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM.

SECTION 2.3.                       Limitation.  Each Stockholder shall retain at all times the right to vote such Stockholder’s Subject Shares in such Stockholder’s sole discretion and without any other limitation on those matters other than those set forth in Section 2.1 that are at any time or from time to time presented for consideration by the Company’s stockholders generally.

SECTION 2.4.                       Capacity.  The parties hereby agree that the Stockholders are executing this Agreement solely in their capacity as stockholders of the Company.  Nothing contained in this Agreement shall limit or otherwise affect, in any manner, the conduct or exercise of the Stockholders’ fiduciary duties as officers or directors of the Company, where applicable.

SECTION 2.5.                       Transfer of Subject Shares.  Except as otherwise contemplated by the Merger Agreement, from and after the date of this Agreement until the termination of this Agreement, each Stockholder agrees that it will be the beneficial owner of all of such Stockholder’s Subject Shares and will hold such Subject Shares free and clear of all Liens and will not, directly or indirectly, without the prior written consent of Buyer:

(a)  offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise in any way dispose of, or enter into any contract, option or other agreement (oral or written) with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or any other disposition of, any or all of such Stockholder’s Subject Shares, or any interest therein;

(b)  grant any proxies or powers of attorney, deposit any of the Subject Shares into a voting trust or enter into a voting agreement with respect to any of the Subject Shares;

(c)  take any action that would reasonably be expected to have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement or making any representation or warranty of such contained in this Agreement untrue or incorrect; or

(d)  enter into any agreement or arrangement providing for any of the actions described in clause (a), (b) or (c) above.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder hereby, severally and not jointly, represents and warrants to Buyer and Sub as follows:

(a)  Schedule I hereto correctly sets forth the number of Company Capital Shares beneficially owned by such Stockholder as of the date of this Agreement, and such Stockholder has good title to all of the Company Capital Shares set forth below his, her or its name on the signature page hereto free and clear of all Liens.

(b)   Such Stockholder has all requisite legal capacity, power and authority to enter into and perform all of its obligations under this Agreement.  This Agreement has been duly and validly executed and delivered by such Stockholder and when duly and validly executed and delivered by Buyer and Sub will constitute a valid and binding agreement of such Stockholder, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles.  There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

(c)  Except as contemplated by the Merger Agreement, no filing or registration with, and no permit, authorization, order, filing, registration consent or approval of, any federal, state, local, municipal, foreign or other public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by it of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by such Stockholder, the consummation by it of the transactions contemplated hereby or compliance by it with any of the provisions hereof will (i) conflict with or result in any breach of any applicable organizational documents applicable to such Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which it or any of its properties or assets may be bound, except as could not reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder, (iii) require any material consent, authorization or approval of any Person or Governmental Entity that has not been obtained, or (iv) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Stockholder or any of the Subject Shares.

ARTICLE IV.

MISCELLANEOUS

SECTION 4.1.                       Termination.  This Agreement shall terminate upon the earliest to occur of (i) the Merger Effective Time, (ii) the valid termination of the Merger Agreement in accordance with its terms, (iii) the execution of any amendment to the Merger Agreement that modifies the amount, form or timing of payment of the Merger Consideration in a manner adverse to any Stockholder without the prior written consent of such Stockholder or (iv) the mutual agreement of the parties hereto.  In the event this Agreement is terminated, this Agreement shall immediately become void, there shall be no liability under this Agreement on the part of Buyer, its officers or directors or the Stockholders, and all rights and obligations of the parties to this Agreement shall cease and be of no further legal effect, except that nothing herein shall relieve any party from any liabilities or damages arising out of its material breach of this Agreement.

SECTION 4.2.                       Expenses.  Except as otherwise expressly set forth herein, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

SECTION 4.3.                       Notice.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered or sent by facsimile if delivered personally or by facsimile, and (b) on the third business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

(a)	if to Buyer and Sub:

Jazz Pharmaceuticals, Inc.
3180 Porter Drive
Palo Alto, CA 94304
Attention: General Counsel
Facsimile: (650) 496-3781

With a copy to:

Simpson Thacher & Bartlett LLP
3330 Hillview Avenue
Palo Alto, CA 94304
Attention: Kirsten Jensen, Esq.
Facsimile: (650) 251-5002

(b)	if to the Company:

Orphan Medical, Inc.
Ridgedale Office Center
13911 Ridgedale Drive, Suite 250
Minnetonka, MN 55305
Attention: Chief Executive Officer
Facsimile: (952) 541-9209

With a copy to:

Dorsey & Whitney LLP
50 South Sixth Street
Suite 1500
Minneapolis, Minnesota 55402-1498
Attention: Philip E. Bauer, Esq.
Facsimile: (612) 340-7800

(c)	if to a Stockholder, at the address set forth below such Stockholder’s name on Schedule I hereto.

SECTION 4.4.                       Counterparts.  This Agreement may be executed via facsimile in two or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

SECTION 4.5.                       Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

SECTION 4.7.                       Certain Events.  Each Stockholder agrees that this Agreement and such Stockholder’s obligations hereunder shall attach to such Stockholder’s Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder’s heirs, guardians, administrators or successors.  Notwithstanding any transfer of Subject Shares, the transferor shall remain liable for the performance of all its obligations under this Agreement.

SECTION 4.8.                       Specific Performance.  Each Stockholder acknowledges that if such Stockholder fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to Buyer  and Sub for which money damages would not be an adequate remedy.  In such event, each Stockholder agrees that Buyer and Sub shall have the right, in addition to any other rights either party may have, to specific performance of this Agreement.  Accordingly, if Buyer and Sub should institute an action or proceeding seeking specific enforcement of the provisions hereof, each Stockholder hereby waives the claim or defense that Buyer and Sub have an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists.  Each

Stockholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

[The remainder of this page is intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Buyer, Sub, the Company and each of the Stockholders have caused this Agreement to be executed as of the date first written above.

ORPHAN MEDICAL, INC.

By:	/s/ John Howell Bullion
Name: John Howell Bullion
Title: Chief Executive Officer

JAZZ PHARMACEUTICALS, INC.

By:	/s/ Samuel Saks
Name: Samuel Saks
Title: CEO

TWIST MERGER SUB, INC.

By:	/s/ Carol Gamble
Name: Carol Gamble
Title: Vice President

Signature Page to Voting Agreement

ALTA BIOPHARMA PARTNERS II, L.P.
By:	Alta BioPharma Management II, LLC

By:	/s/ Farah Champsi
Managing Director

ALTA EMBARCADERO BIOPHARMA PARTNERS II, LLC

By:	/s/ Hilary Strain
V.P. of Finance & Admin.

/s/ John Howell Bullion
John Howell Bullion

ORBIMED ADVISORS LLC

By:	/s/ Michael Sheffrey
Name: Michael Sheffrey
Title: General Partner

UBS CAPITAL II LLC

By:	/s/ Marc A. Unger/Richard C. Capone
Name: Marc A. Unger/Richard C. Capone
Title: Attorneys-in-Fact

Signature Page to Voting Agreement

SCHEDULE I

Name and Address of Stockholder	Company Common Stock	Company Preferred Stock (including designation of Class of Preferred Stock)	Stock Options and Warrants exercisable for Company Capital Shares (including designation of Class of Company Capital Shares into which such Stock Options and Warrants are exercisable)	Aggregate Number of Company Capital Shares (on a Fully Diluted and As-if-Converted to Common Stock Basis)

Alta Partners II, Inc. One Embarcadero Center, Suite 4050 San Francisco, CA 94111

Alta BioPharma Partners II, L.P.	1,169,113	N/A	N/A	1,169,113

Alta Embarcadero BioPharma Partners II, LLC	43,008	N/A	N/A	43,008

John Howell Bullion 6016 Shane Drive Edina, MN 55439	465,312	N/A	Options to purchase 244,833 shares of Common Stock	710,145

OrbiMed Advisors LLC 767 Third Avenue - 6th Floor New York, NY 10017-2023

Caduceus Capital Master Fund Limited	537,302	N/A	N/A	537,302

Caduceus Capital II, L.P.	300,000	N/A	N/A	300,000

UBS Eucalyptus Fund L.L.C.	690,000	N/A	N/A	690,000

UBS Eucalyptus Fund Ltd.	90,000	N/A	N/A	90,000

UBS Capital II LLC 299 Park Avenue New York, NY 10171-0026	289,986	8,706 shares of Senior Convertible Preferred Stock , convertible into 1,069,533 shares of Common Stock 4,420 shares of Series B Preferred Stock, convertible into 680,000 shares of Common Stock	Options to acquire 40,000 shares of Common Stock Warrant to purchase up to 2,050 shares of non-voting Series C Convertible Preferred Stock or 315,385 shares of Series D Non-Voting Convertible Preferred Stock, convertible into 315,385 shares of Common Stock Warrant purchase up to 282,353 shares of Series D Non-Voting Convertible Preferred Stock, convertible into 282,353 shares of Common Stock	2,677,257